CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 17, 2007 on the financial statements of the Allied Asset Advisors Funds, comprising the Dow Jones Islamic Fund, as of May 31, 2007 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Allied Asset Advisors Funds’ Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
September 24, 2007